UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Pacific DataVision, Inc.

(Name of Registrant as Specified In Its Charter)

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Pacific DataVision, Inc.
3 Garret Mountain Plaza, Suite 401
Woodland Park, New Jersey 07424

October [2], 2015

Dear Stockholder:

You are cordially invited to attend the 2015 annual meeting of stockholders of Pacific DataVision, Inc. on Wednesday, November 4, 2015 at 9:00 a.m. Eastern Standard Time.   The meeting will be held at our corporate offices located at 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424.

On October [2], 2015, we mailed to our stockholders of record at the close of business on September 25, 2015 our proxy materials, including our Proxy Statement, proxy card and Annual Report to Stockholders for the fiscal year ended March 31, 2015.    The matters to be acted upon are described in the Proxy Statement.  Following the formal business of the meeting, we will report on our operations and respond to questions from stockholders.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly.  You may vote by proxy over the internet, by telephone or by mail by following the instructions on the enclosed proxy card.  If you attend the meeting you will, of course, have the right to revoke your proxy and vote your shares in person.  If you hold your shares through an account with a broker, bank,  trustee, or other nominee, please follow the instructions you receive from your broker, bank, trustee, or other nominee on how to vote your shares.

We look forward to seeing you at the annual meeting.

Sincerely yours,

John C. Pescatore
Chief Executive Officer and President

PRELIMINARY COPIES – SUBJECT TO COMPLETION

PACIFIC DATAVISION, INC.

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 4, 2015

To Our Stockholders:

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Pacific DataVision, Inc. (the “Company,” “we,” “our,” and “us”) will be held at our corporate offices located at 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424 on Wednesday,  November 4, 2015 at 9:00 a.m. Eastern Standard Time for the following purposes:

1.	To elect our seven existing directors to hold office until the 2016 annual meeting of stockholders and until their respective successors are elected and qualified;

2.	To ratify the appointment of PKF O’Connor Davies as our independent registered public accounting firm for the fiscal year ending March 31, 2016;

3.	To amend our Amended and Restated Certificate of Incorporation to change our corporate name from “Pacific DataVision, Inc.” to “pdvWireless, Inc.”; and

4.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors recommends a vote FOR each of the director nominees and FOR proposals  2 and 3 listed above.  Stockholders of record at the close of business on September 25, 2015 are entitled to notice of, and to vote on, all matters at the Annual Meeting and any reconvened meeting following any adjournments or postponements thereof.  For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting, during ordinary business hours at our corporate offices located at 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424.

All stockholders are invited to attend the Annual Meeting in person.  Whether or not you expect to attend the Annual Meeting, you are urged to vote or submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions.  Telephone and internet voting are available.  For specific instructions on voting, please refer to the instructions on your proxy card.  If you hold your shares through an account with a broker, bank,  trustee, or other nominee, please follow the instructions you receive from them to vote your shares.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting: Our Annual Report and Proxy Statement are available at http://www.viewproxy.com/pdvcorp/2015.

By Order of the Board of Directors

John C. Pescatore

Chief Executive Officer and President

October [2], 2015

2015 Proxy Statement Summary

To assist you in reviewing the Proxy Statement for the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Pacific DataVision, Inc. (the “Company”, “we,” “our,” and “us”), we call your attention to the following summary information about the Annual Meeting; our corporate governance framework; and our business and financial performance.  For more complete information, please review this Proxy Statement and our Annual Report for the fiscal year ended March 31, 2015.    We encourage you to vote your shares at the Annual Meeting.  If you are unable to attend the Annual Meeting in person, we encourage you to submit a proxy so that your shares will be represented and voted.

Annual Meeting of Stockholders

• Date and Time:	November 4, 2015 at 9:00 a.m. Eastern Standard Time.

• Place:	The Company’s corporate offices located at 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424.

• Record Date:	September 25, 2015.

• Voting:

If you were a “stockholder of record” or beneficial owner of shares held in “street name” as of the Record Date, you may vote your shares.  You may vote in person at the Annual Meeting or by the Internet, telephone or mail.  See the “General Information—Voting Instructions” in this Proxy Statement for more detail regarding how you may vote your shares.

• Admission:

You are entitled to attend the Annual Meeting if: (i) you were a stockholder as of the Record Date (or you are attending as a named representative of a stockholder, or you are an immediate family member attending as a guest of a stockholder); and (ii) you present proof of ownership of our common stock as of the Record Date.  In addition, all stockholders, immediate family member guests and representatives will be required to present government-issued photo identification (e.g., driver’s license or passport) to gain admission to the Annual Meeting.  Please note that if your shares are held of record by a broker, bank, trustee, or nominee and you wish to vote at the Annual Meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the broker, bank, trustee, or nominee.

Please be advised that all purses, briefcases, bags, etc. may be subject to inspection.  The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted in the meeting room during the Annual Meeting.

Proposals and Voting Recommendations

	Board Vote Recommendation	Page References (for more detail)
Proposals:

(1) Election of seven directors to hold office until the 2016 Annual Meeting of Stockholders and until their respective successors are elected and qualified.	FOR EACH NOMINEE	29

(2) Ratification of appointment of PKF O’Connor Davies as our independent registered public accounting firm for the fiscal year ending March 31, 2016.	FOR	30
(3) Amendment of our Amended and Restated Certificate of Incorporation to change our corporate name from “Pacific DataVision, Inc.” to “pdvWireless, Inc.”	FOR	33

i

Director Nominees

The following table provides summary information about each of the individuals nominated for election at the Annual Meeting:

			Experience/	Current Committee
Name	Age	Principal Occupation	Qualifications	Memberships	Independent?
Brian D. McAuley	74	Chairman of the Board	• Leadership	None	No
			• Industry
			• Finance
			• Board experience

Morgan E. O’Brien	70	Vice Chairman of the	• Leadership	None	No
		Board	• Industry
			• Regulatory
			• Board experience

John C. Pescatore	51	Chief Executive Officer	• Leadership	None	No
		and President	• Industry
			• Management
			• Accounting

T. Clark Akers	58	Managing Director,	• Leadership	Audit,	Yes
		Commerce Street Capital	• Industry	Nominating
			• Board experience	and Corporate
			• Finance	Governance

Andrew Daskalakis	81	President,	• Leadership	Compensation,	Yes
		AMK International	• Industry	Nominating
			• Board experience	and Corporate
			• Operations	Governance

Peter G. Schiff	63	Managing Partner,	• Leadership	Audit,	Yes
		Northwood Capital	• Finance	Compensation,
		Partners	• Industry	Nominating
			• Board experience	and Corporate
				Governance

John C. Sites	63	Partner, Wexford Capital	• Leadership	Audit,	Yes
			• Finance	Compensation
			• Market
			• Board experience

Corporate Governance Summary Facts

The following table summarizes our current Board structure and key elements of our corporate governance framework:

Size of Board (set by the Board)	7
Number of Independent Directors	4
Chairman and CEO	Separate
Board Self-Evaluation	Annual
Review of Independence of Board	Annual
Independent Directors Meet Without Management Present	Yes
Annual Director Elections	Yes
Voting Standard for Election of Directors in Uncontested Elections	Plurality
Diverse Board (as to background, experience and skills)	Yes

Recent Corporate Highlights

During our fiscal year ended March 31, 2015 (“Fiscal 2015”) and through the date of this Proxy Statement, we have achieved a number of corporate milestones and successes:

•	We assembled a management team of telecommunications industry veterans focused on building the nation’s most business-centric, value-oriented wireless communications solutions provider.
•	In June 2014, we completed a private placement financing in which we raised net proceeds of approximately $202 million.
•

In September 2014, we secured the necessary FCC approvals and completed our acquisition of spectrum and related assets (the “Spectrum Assets”) from Sprint Corporation for $100 million, including $90 million in cash and $10 million in shares of our common stock (the “Spectrum Closing”).

•

In September 2014, we entered into agreements with Motorola Solutions, Inc. (“Motorola”) in which Motorola agreed to contribute a total of $17.5 million in cash to us; $7.5 million of which constituted an up-front, fully-paid fee to lease a portion of our spectrum, and the remaining $10 million representing an equity investment in our subsidiary that holds the Spectrum Assets.

•

In October 2014, our President and Chief Executive Officer, John C. Pescatore, became a member of the board of directors of the Enterprise Wireless Alliance, and we attended its leadership summit as the first step in raising our profile in the wireless industry.

•	In October 2014, we began the process of building out our dispatch network.
•

In November 2014, we and the Enterprise Wireless Alliance filed a Joint Petition for Rulemaking (the “Petition”) with the FCC proposing a realignment of a portion of the 900MHz spectrum from narrowband to broadband.  The Petition was placed on Public Notice by the FCC and comments and reply comments were received in January of 2015.

•	In February 2015, we became a public reporting company and listed our common stock for trading on The NASDAQ Capital Market under the symbol “PDVW.”
•

In March 2015, we participated in an ex-parte meeting with the FCC to discuss our responses to the questions raised by the FCC and by third parties through the public comment process relating to the Petition.

•	In late March 2015, we commenced beta testing of our dispatch network in our first market.
•

In May 2015, we and the Enterprise Wireless Alliance filed proposed rules with the FCC related to our Petition, which outlined recommended procedural and technical operating parameters, and processes related to the administration and sequence, of the proposed realignment of the 900 MHz band.  These proposed rules were placed on Public Notice by the FCC and comments and reply comments were received by mid-July 2015.

•

In May 2015, we completed a registered follow-on public offering of common stock resulting in the sale of 1,725,000 shares at a purchase price to the public of $40.00 per share, which includes 225,000 shares sold pursuant to the underwriters’ exercise of their over-allotment option.  Net proceeds were approximately $64.8 million, after deducting underwriting discounts and commissions and estimated offering expenses.

•	In June 2015, we announced the launch of our first dispatch market in the greater Houston, Texas metropolitan market area, and announced sites on air in three additional market areas.

v

PACIFIC DATAVISION, INC.
3 Garret Mountain Plaza, Suite 401
Woodland Park, New Jersey 07424

PROXY STATEMENT FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 4, 2015

This Proxy Statement, along with a proxy card,
is being mailed  to our stockholders on or about October [2], 2015

GENERAL INFORMATION

We have mailed these proxy materials to you in connection with the solicitation by the Board of Directors (our “Board” or the “Board of Directors”) of Pacific DataVision, Inc. of proxies to be voted at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, November 4, 2015 at our corporate offices at 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424 at 9:00 a.m. Eastern Standard Time and any adjournments or postponements thereof.  References in this proxy statement to the “Company,” “we,” “our,” and “us” are to Pacific DataVision, Inc. and its subsidiaries.

Record Date

Holders of shares of our common stock (the “common stock”), our only class of issued and outstanding voting securities, at the close of business on September 25, 2015 (the “Record Date”) are entitled to vote on the proposals presented at the Annual Meeting.  As of September 25,  2015, [14,291,375] shares of our common stock were issued and outstanding.

Quorum

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

The Annual Meeting may be adjourned or postponed from time to time and at any reconvened meeting, action with respect to the matters specified in this Proxy Statement may be taken without further notice to stockholders except as required by applicable law or our charter documents.

Stockholders of Record

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company.  As a stockholder of record, you have the right to grant your voting proxy directly to the proxy holders designated by the Company or to vote in person at the Annual Meeting.

Shares Held in Street Name

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization.  If this is the case, you will receive a separate voting instruction form with this Proxy Statement from such organization.  As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting.  If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee or nominee, your shares will not be voted on any proposals on which such party does not have discretionary authority to vote (a “broker non-vote”), as further described below under the heading “Broker Non-Votes.”

Please note that if your shares are held of record by a broker, bank, trustee or nominee and you wish to vote at the Annual Meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from your broker, bank, trustee, or nominee.

Broker Non-Votes

Broker non-votes are shares held by brokers, banks, trustees, or other nominees who are present in person or represented by proxy, but which are not voted on a particular matter because the brokers, banks, trustees, or nominees do not have discretionary authority with respect to that proposal and they have not received voting instructions from the beneficial owner.  Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters.  The routine matters to be considered at the Annual Meeting include the ratification of the appointment of the Company’s independent registered public accounting firm and approval of the Amendment to our Amended and Restated Certificate of Incorporation to change our corporate name to “pdvWireless, Inc.”  The remaining proposal for the election of our director nominees at the Annual Meeting is considered to be a non-routine matter.  As a result, if you do not provide your broker, bank, trustee, or nominee with voting instructions on this non-routine matter, your shares will not be voted on this proposal.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.  The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.”  For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies.  These exemptions include reduced disclosure obligations regarding the compensation of our executive officers.   In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.  We will remain an emerging growth company until the earlier of (a) the last day of the fiscal year following January 26, 2020, (b) the last day of the fiscal year in which we have total annual gross revenues of at least $1.0 billion, (c) the date on which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior September 30th, or (d) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.  Accordingly, the information contained in this Proxy Statement and the matters to be voted on at the Annual Meeting may not be as extensive as the information and proxy proposals submitted by other public companies that are not emerging growth companies.

Voting Matters

Stockholders are entitled to cast one vote per share of common stock on each matter presented at the Annual Meeting.   A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a purpose related to the Annual Meeting during normal business hours at our executive offices for a period of at least 10 days preceding the date of the Annual Meeting.

There are three proposals scheduled to be voted on at the Annual Meeting:

1.	To elect seven directors to hold office until the 2016 annual meeting of stockholders and until their respective successors are elected and qualified;

2.	To ratify the appointment of PKF O’Connor Davies as our independent registered public accounting firm for the fiscal year ending March 31, 2016; and

3.	To approve an amendment to our Amended and Restated Certificate of Incorporation to change our corporate name from “Pacific DataVision, Inc.” to “pdvWireless, Inc.”

Our Board recommends a vote FOR each of the director nominees and FOR proposals  2 and 3 listed above.

We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.  If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted your proxy, the persons named in your proxy will have the discretion to vote on those matters for you.

Vote Required

Proposal 1 – Election of Directors

Under our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, directors are elected by a plurality of the votes cast in person or by proxy at the Annual Meeting, assuming a quorum is present, which means that the seven director nominees receiving the highest number of “FOR” votes will be elected.  If you hold your shares through a broker, bank, trust, or other organization and you do not instruct the broker, bank, trustee, or nominee on how to vote on this proposal, your broker, bank, trustee, or nominee will not have authority to vote your shares.  Abstentions will be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of this proposal.

Proposal 2 – Ratification of Auditors

If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of our independent registered public accounting firm.  Abstentions in person or by proxy will be counted as present for purposes of determining the presence of a quorum.  Abstentions will not be considered as votes cast for or against this proposal, and will therefore have no effect on the outcome of the vote.

Proposal 3 – Amendment to Certificate of Incorporation to Change our Corporate Name to “pdvWireless, Inc.”

If a quorum is present, the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting is required for approval of the amendment to our Amended and Restated Certificate of Incorporation to change our corporate name to “pdvWireless, Inc.”  Abstentions will be counted as present for purposes of determining the presence of a quorum.  Abstentions will not be considered as votes cast for or against this proposal, and will therefore have no effect on the outcome of the vote.

Voting Instructions

If you are a stockholder of record, you can vote in the following ways:

•	By Internet: by following the internet voting instructions included on the proxy card at any time up until 11:59 p.m., Eastern Standard Time, on November 3, 2015.
•	By Telephone: by following the telephone voting instructions included on the proxy card at any time up until 11:59 p.m., Eastern Standard Time, on November 3, 2015.
•

By Mail: you may vote by mail by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

You may also vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

If your shares are held in street name, please follow the separate voting instructions you receive from your broker, bank, trustee, or other nominee.

Proxies

All shares represented by a proxy will be voted at the Annual Meeting, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.  If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement,  in favor of ratifying PKF O’Connor Davies as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2016, and in favor of amending our Amended and Restated Certificate of Incorporation to change our corporate name from “Pacific DataVision, Inc.” to “pdvWireless, Inc.”  If any other business may properly come before the Annual Meeting, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) from whom authority to vote has been withheld.

If your shares are held by a broker, bank, trustee, or other stockholder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”), you should receive a separate voting instruction form with this Proxy Statement.   Your broker, bank, trustee, or nominee may vote your shares on proposals 2 and 3, but will not be permitted to vote your shares with respect to the election of directors unless you provide instructions as to how to vote your shares.  Please note that if your shares are held of record by a broker, bank,  trustee,  or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

Proxy Revocation Procedure

If you are a stockholder of record, you may revoke your proxy: (i) by written notice of revocation mailed to and received by the Secretary of the Company prior to the date of the Annual Meeting, (ii) voting again via the internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Standard Time on November 3, 2015, (iii) by executing and delivering to the Secretary a proxy dated as of a later date than a previously executed and delivered proxy (provided, however, that such action must be taken prior to 11:59 p.m. Eastern Standard Time on November 3, 2015), or (iv) by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting will not in and of itself revoke a proxy.

If your shares are held by a broker, bank, trustee, or nominee, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee; or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Voting Results

We will announce preliminary voting results at the Annual Meeting.  We will report final results in a Form 8-K report filed with the SEC.

BOARD OF DIRECTORS INFORMATION

Our Board, based on the recommendation of the Nominating and Corporate Governance Committee, has nominated each of our seven existing directors for election at the Annual Meeting.    Directors are elected by a plurality of the votes cast at the Annual Meeting, which means that the seven director nominees receiving the highest number of “FOR” votes will be elected as directors.  All of our director nominees have indicated their willingness to serve if elected, but if any of our director nominees should be unable or unwilling to stand for election, the shares represented by proxy may be voted for a substitute designated by our Board.

In addition to the information set forth below regarding our director nominees and the skills that led our Board to conclude that these individuals should serve as directors, we believe that all of our director nominees have a reputation for integrity, honesty and adherence to the highest ethical standards.  We believe they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and their Board duties.

Our Board of Directors

The following sets forth information regarding the business experience of our directors as of September 6, 2015:

Name	Age	Position with Pacific DataVision
Brian D. McAuley	74	Chairman of the Board
Morgan E. O’Brien	70	Vice Chairman of the Board
John C. Pescatore	51	Chief Executive Officer, President and Director
T. Clark Akers	58	Director
Andrew Daskalakis	81	Director
Peter G. Schiff	63	Director
John C. Sites	63	Director

Brian D. McAuley. Mr. McAuley has served as our Chairman of the Board since 2004. Mr. McAuley is a co-founder of Nextel Communications, Inc. and held senior executive positions at Nextel from its inception in 1987 until 1996, including seven years as President and Chief Executive Officer. Upon leaving Nextel, he joined Imagine Tile, Inc., a custom tile manufacturer, where he served as Chairman and Chief Executive Officer from 1996 to 1999, and where he continues to serve as chairman of the Board.  He also served as President and Chief Executive Officer of NeoWorld Communications, Inc., a wireless telecommunications company, from 1999 until the sale of that company to Nextel in 2003.  Mr. McAuley is a certified public accountant and, prior to co-founding Nextel, his positions included Chief Financial Officer of Millicom Incorporated, Corporate Controller at Norton Simon Inc. and Manager at Deloitte & Touche LLP.  He also currently serves on the board of directors of United Rentals (NYSE: URI). Mr. McAuley has a Bachelor of Business Administration Degree from Adelphi University and is a member of various finance and telecommunications industry organizations.

We believe Mr. McAuley is qualified to serve on our Board based on his prior experience in founding, building and serving as an executive officer at leading telecommunications companies, his prior experience in building a nationwide dispatch network at Nextel, and his experience serving on the board of directors of other private and public companies.

Morgan E. O’Brien. Mr. O’Brien has served as a member of our Board since April 2012, and as Vice Chairman since May 2014.  From January 2009 to present, Mr. O’Brien has served as an independent consultant to several wireless start-ups and as a member of the board of directors of GTT Communications, Inc. (NYSE: GTT).  As the co-founder and chairman of Nextel , Mr. O’Brien led the creation of the first all-digital nationwide wireless network (the Nextel National Network) and brought push-to-talk (PTT) communication to the mass business and consumer market.  After the merger of Nextel with Sprint Corporation, he was a co-founder of Cyren Call Communications Corporation, where he served until January 2009. Mr. O’Brien was recognized in 1987 as New Jersey Entrepreneur of the Year and was voted the RCR Person of the Year in 1993 and again in 2006.  In 2005, he was inducted into the Washington, DC Business Hall of Fame, and in 2007 he was named a Fellow of the Radio Club of America and was named by Fierce Wireless as “one of the top U.S. wireless innovators of all time.” Mr. O’Brien has also served on a number of boards of other public companies including Sprint and Williams Telecommunications.  He also serves on the board of several private companies and charitable organizations. Mr. O’Brien is a graduate of Georgetown University and received his law degree from Northwestern University.

We believe Mr. O’Brien is qualified to serve on our Board based on his prior experience in founding, building and serving as an executive officer at Nextel and Cyren Call Communications, his prior experience in building a nationwide dispatch network at Nextel, his expertise in FCC licensing and compliance matters, and his experience serving on the board of directors of other private and public companies.

John C. Pescatore. Mr. Pescatore has served as our President, Chief Executive Officer and a member of our Board since August 2004.  He is a seasoned telecommunications executive with particular expertise in start-up and rapidly growing companies.  Prior to his current role as our President and Chief Executive Officer, he was Executive Vice President and Chief Operating Officer of NeoWorld Communications.   NeoWorld was founded to develop and launch a nationwide dispatch system and held spectrum in major markets throughout the United States.  The company was successfully sold to Nextel Communications in 2003. Prior to that, Mr. Pescatore was Executive Vice President of Operations with Expanets, Inc., one of the fastest growing voice and data communications solutions and services companies in the United States during his tenure.   He was one of the key architects in building Expanets and saw the business through enormous growth by strategic acquisitions. Prior to that, Mr. Pescatore was part of the team involved in the start-up of Nextel, where he held numerous senior leadership positions including Vice President of Operations, President of the Two-Way Radio Division, and President of the New York Area during its digital system rollout.  Prior to Nextel, Mr. Pescatore was a consultant with Deloitte & Touche LLP.  He earned his undergraduate degree in accounting from New York University and earned his certified public accountant certification.

We believe Mr. Pescatore is qualified to serve on our Board based on his service as an executive at leading telecommunications companies, his expertise in the dispatch network market and his financial and accounting expertise.

T. Clark Akers. Mr. Akers joined our Board in May 2014 in connection with our June 2014 private placement financing.  He has been a Managing Director at Commerce Street Capital, a Dallas-based investment banking firm that serves financial institutions and middle market companies, since 2013.  His responsibilities at Commerce Street include raising capital for Small Business Investment Company (SBIC) funds for experienced U.S. investment managers. Mr. Akers holds both Series 7 and Series 63 License Registrations with the National Association of Securities Dealers, Inc. Mr. Akers also serves on the Advisory Board of Pharos Capital Group, a private equity firm based in Nashville and Dallas. Mr. Akers also serves on the board of managers and is a founder and Vice President of Continuum 700 LLC, a wireless start-up that has acquired ten 700 MHz A Block licenses covering a population of approximately 12 million people.  In preparation to bid on those licenses in a 2008 FCC 700MHz spectrum auction, Mr. Akers and his partners raised $68 million of capital for Continuum 700 LLC. Mr. Akers previously served as Vice Chairman of Intechra from 2004 to 2009, the largest electronic waste and asset disposal company in the U.S. As a founder of Intechra, Mr. Akers helped raise $50 million of equity that was necessary for the organic and acquisitive growth which marked Intechra’s rise to leadership in the e-waste business.  Additionally, he was responsible for recruiting key members of Intechra’s management team.  Following these initiatives, he worked closely with the sales team on targeted Fortune 100 business development efforts.   Prior to Intechra, Mr. Akers served as Senior Vice President of External Affairs for TeleCorp PCS, Inc., the ninth largest wireless phone company in the U.S. before its acquisition by AT&T Wireless in 2002. Mr. Akers received his Bachelor of Arts Degree from Vanderbilt University in 1979.

We believe Mr. Akers is qualified to serve on our Board based on his prior experience as an executive in the telecommunications industry, his experience in providing fund raising and advisory services to growth companies, his knowledge of the capital markets and his experience serving on the boards of directors of other companies.

Andrew Daskalakis. Mr. Daskalakis has served as a member of our Board since 2004. Mr. Daskalakis currently serves as President of AMK International, Inc., an investment fund that he founded over 15 years ago.  He has over 30 years of experience in the wireless communications industry and has successfully operated a dispatch radio business.  A wireless industry pioneer, he has held engineering management positions with AT&T’s Bell Labs where he was co-inventor of the Cellular Telephone System.  He has also held senior executive positions with Motorola, Satellite Business Systems, and was President and CEO of Cellular Telephone Co. He has also served as a consultant for Nextel.  Mr. Daskalakis received a Bachelor of Science Degree in Electrical Engineering from the Drexel University and a Master’s Degree in Electrical Engineering degree from New York University.

We believe Mr. Daskalakis is qualified to serve on our Board based on his leadership experience as an executive in the telecommunications industry, his expertise in operations and investing in growth companies, his prior experience with building and operating a  dispatch radio business and his experience serving as a director on other boards of directors.

Peter G. Schiff. Mr. Schiff has served as a member of our Board since August 2004.  He also currently serves as Managing Partner of Northwood Ventures, a  venture capital firm he founded in 1983.  Prior to founding these funds, Mr. Schiff worked in the private equity division of E.M. Warburg, Pincus & Co., and previously had been an officer in the corporate division of Chemical Bank (now JPMorgan Chase & Co.).  He serves as a director of many of Northwood’s portfolio companies. Mr. Schiff graduated from Lake Forest College and received an M.B.A. from University of Chicago’s Booth School of Business with concentrations in Finance and Marketing.  In 2009, he was awarded the honorary degree of Doctor of Laws by the Lake Forest College after serving as a trustee for 16 years, culminating in serving as its Chairman. Mr. Schiff also serves as a trustee and secretary of Hofstra University and as a member of the Joint Board of Overseers of the Hofstra North Shore – LIJ School of Medicine.  Northwood Ventures was an early investor in several enterprise focused carriers including Nextel, Dispatch Communications, NeoWorld, PowerFone and TeleCorp.

We believe Mr. Schiff is qualified to serve on our Board based on his experience in advising and investing in growth companies in the communications industry, his knowledge of the capital markets and his experience serving as a director on other boards of directors.

John C. Sites Jr. Mr. Sites has served as a member of our Board since August 2004.  He has been a partner at Wexford Capital since 2008, and joined Wexford Capital in 2006, where he focuses on private and public equity investing.  Prior to joining Wexford in 2006, he was a general partner of Daystar Special Situations Fund and Rock Creek Partners II, Ltd for ten years. From 1981 to 1995, Mr. Sites was employed by Bear Stearns & Co., Inc., where he reached the position of Executive Vice President and was a member of the board of directors. While at Bear Stearns, Mr. Sites established the firm’s mortgage and asset-backed department, served on the firm’s executive and compensation committees, was co-head of the taxable fixed income group and oversaw Bear Stearns’ Asset Management and the Financial Institutions Group. From 1974 to 1981, Mr. Sites worked at Trading Company of the West, First Pennco Securities, and Morgan, Keegan & Company. Mr. Sites holds a Bachelor of Arts Degree in Economics from Rhodes College and is a member of Phi Beta Kappa.

We believe Mr. Sites is qualified to serve on our Board based on experience in investing in private and public growth companies, his knowledge of the capital markets and his experience serving as a director on other boards of directors.

No Family Relationships

There are no family relationships between any of our officers and directors.

Board Committees

Nominating and
	Compensation		Corporate Governance
	Committee	Audit Committee	Committee
T. Clark Akers	—	Chair	X
Andrew Daskalakis	X	—	Chair
Peter G. Schiff	Chair	X	X
John C. Sites	X	X	—

Compensation Committee. The Compensation Committee is comprised of three of our independent directors, Peter G. Schiff, John C. Sites and Andrew Daskalakis. Mr. Schiff is the chairperson of the Compensation Committee. The functions of the Compensation Committee include the approval of the compensation offered to our executive officers and recommendation to the full Board of the compensation to be offered to our non-employee directors. In accordance with the listing standards of the NASDAQ Stock Market, the Compensation Committee evaluates the independence of each compensation consultant, outside counsel and advisor retained by or providing advice to the Compensation Committee.  Our Board has determined that each of Messrs. Schiff, Sites and Daskalakis is an “independent director” under the listing standards of the NASDAQ Stock Market and the applicable rules of regulations of the SEC, including the additional requirements that apply to members of the Compensation Committee. In addition, the members of the Compensation Committee each qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee is governed by a written charter approved by our Board, a copy of which is available on our website at www.pdvwireless.com.

Audit Committee. The Audit Committee is comprised of three of our independent directors, T. Clark Akers, Peter G. Schiff and John C. Sites, each of whom is able to read and understand fundamental financial statements, including our balance sheet, statements of operations, stockholders’ equity and cash flows as required by the rules of the NASDAQ Stock Market. Mr. Akers is the chairperson of the Audit Committee.   The functions of the Audit Committee include the retention of our independent registered public accounting firm, reviewing and approving the planned scope, proposed fee arrangements and results of our Company’s annual audit, reviewing the adequacy of our Company’s accounting and financial controls and reviewing the independence of our Company’s independent registered public accounting firm. Our Board has determined that each member of the Audit Committee is an “independent director” under the listing standards of the NASDAQ Stock Market and the applicable rules and regulations of the SEC. Our Board has also determined that each of T. Clark Akers, Peter G. Schiff and John C. Sites is an “audit committee financial expert” within the applicable requirements of the SEC. The Audit Committee is governed by a written charter approved by our Board, a copy of which is available on our website at www.pdvwireless.com.   The charter complies with the applicable provision of the Sarbanes-Oxley Act and related rules of the SEC and the NASDAQ Stock Market.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is comprised of three of our independent directors, Andrew Daskalakis, T. Clark Akers and Peter G. Schiff.  Mr. Daskalakis is the chairperson of the Nominating and Corporate Governance Committee. The functions of the Nominating and Corporate Governance Committee include the identification, recruitment and nomination of candidates for our Board and its committees, making recommendations to our Board concerning the structure, composition and functioning of our Board and its committees (including the reporting channels through which our Board receives information and the quality and timeliness of the information), developing and recommending to our Board corporate governance guidelines applicable to our Company and annually reviewing and recommending changes (as necessary or appropriate), overseeing the annual evaluation of our Board’s effectiveness and performance, and periodically conducting an individual evaluation of each director. Our Board has determined that each member of the Nominating and Corporate Governance Committee will be an “independent director” under the listing standards of the NASDAQ Stock Market and the applicable rules and regulations of the SEC. The Nominating and Corporate Governance Committee is governed by a written charter approved by our Board, a copy of which is available on our website at www.pdvwireless.com.

CORPORATE GOVERNANCE MATTERS

Governance of Our Company

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and code of business conduct, together with our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and the charters for each of our Board committees, form the basis for our corporate governance framework. We also are subject to the Sarbanes-Oxley Act, the rules and regulations of the SEC and the corporate governance rules of the NASDAQ Stock Market. Our Board has established three standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Corporate Governance Guidelines: Our corporate governance guidelines are designed to help ensure effective corporate governance of our Company. Our corporate governance guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, communications from stockholders to our Board, succession planning and the annual evaluations of our Board and its committees. Our corporate governance guidelines are reviewed by the Nominating and Corporate Governance Committee and amended by our Board when appropriate. The full text of our corporate governance guidelines is available on our website at www.pdvwireless.com. A printed copy may also be obtained by any stockholder upon request to our Corporate Secretary.

Our Board of Directors: Our Board currently consists of seven members. The number of directors on our Board can be determined from time to time by action of our Board.

Our Board has determined that our four non-employee directors, including Messrs. Akers, Daskalakis, Schiff and Sites, each meet the independence standards established by the NASDAQ Stock Market and the applicable independence rules and regulations of the SEC, including the rules relating to the independence of the members of our Audit Committee and Compensation Committee.  Our Board considers that a director is independent when the director is not an officer or employee of the Company or its subsidiaries, does not have any relationship which would, or could reasonably appear to, materially interfere with the independent judgment of such director, and the director otherwise meets the independence requirements under the listing standards of the NASDAQ Stock Market and the rules and regulations of the SEC.

Our Board believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Compensation Committee Interlocks and Insider Participation: No member of our Compensation Committee has at any time been our employee. Except as set forth herein, none of our executive officers serves, or has served during the last fiscal year, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

Code of Business Conduct: Our Board adopted a code of business conduct that applies to our officers, directors and employees. Among other matters, our code of business conduct is designed to deter unlawful or unethical behavior and to promote the following:

•	Prohibiting conflicts of interest (including protecting corporate opportunities);
•	Protecting our confidential and proprietary information and that of our customers and vendors;
•	Treating our employees, customers, suppliers and competitors fairly;
•	Encouraging full, fair, accurate, timely and understandable disclosure;
•	Protecting and properly using company assets;
•	Complying with laws, rules and regulations (including insider trading laws); and
•	Encouraging the reporting of any unlawful or unethical behavior.

Any waiver of the code of business conduct for our executive officers, directors or employees may be made only by our Nominating and Corporate Governance Committee and will be promptly disclosed as required by law or stock exchange rules. We have posted a copy of our code of business conduct, and intend to post amendments to this code, on our website at www.pdvwireless.com, as permitted under SEC rules and regulations.

Board Leadership Structure: Mr.  McAuley serves as Chairman of our Board, and Mr. Pescatore serves as our Chief Executive Officer and President.   Our Board has determined that separating the positions of Chief Executive Officer and Chairman of the Board is in the best interests of the Company and its stockholders at this time.  Our Board believes our leadership structure enhances the accountability of our Chief Executive Officer to our Board and encourages balanced decision making.  In addition, our Board believes that this structure provides an environment in which the independent directors are fully informed, have significant input into the content of Board meetings, and are able to provide objective and thoughtful oversight of management.  Our Board also separated the roles in recognition of the differences in responsibilities.  While our Chief Executive Officer is responsible for the day-to-day leadership of the Company, the Chairman of the Board provides guidance to our Board and sets the agenda for Board meetings.  The Chairman of the Board also provides performance feedback on behalf of our Board to our Chief Executive Officer. Our Board also considered that our Audit, Compensation, and Nominating and Corporate Governance Committees, which oversee critical matters such as the integrity of our financial statements, the compensation of executive management, the selection and evaluation of directors, the development and implementation of corporate governance policies, and the oversight of the Company’s compliance with laws and regulations, each consist entirely of independent directors.  Our Board intends to evaluate from time to time whether our Chief Executive Officer and Chairman positions should remain separate based on what our Board determines is best for the Company and its stockholders.

Board Oversight of Risk: Our Board is actively involved in the oversight of risks that could affect the Company. Our Board as a whole has responsibility to evaluate and oversee the Company’s risk management policies and procedures, with responsibility of certain areas being assigned to the relevant Board committee. Our Board satisfies this responsibility through reports by each committee chair regarding the committee’s  evaluations and recommendations, as well as through regular reports directly from management responsible for oversight of particular risks within the Company. Specifically, our Board committees address the following risk areas:

•	The Compensation Committee is responsible for overseeing the management of risks related to, the retention and motivation of the Company’s executives and their compensation plans and arrangements.
•	The Audit Committee discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
•

The Nominating and Corporate Governance Committee considers risks related to regulatory and compliance matters relevant to the Company and its operations, including the Company’s compliance with good corporate governance practices and the requirements established by the SEC and the NASDAQ Stock Market.

Our Board encourages management to promote a corporate culture that incorporates risk management into the Company’s day-to-day business operations.

Communications with the Board of Directors: Our Board desires that the views of the Company’s stockholders will be heard by our Board, its committees or individual directors, as applicable, and that appropriate responses will be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with our Board, any Board committee, the independent directors as a group or any individual director may send communications directly to the Company at Pacific DataVision, Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424, Attention: Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Board and Committee Attendance:  During Fiscal 2015, all directors attended at least 75% or more of the aggregate of the meetings of our Board and of each of our Board committees on which they served.  Our Board met twelve times and acted by written consent 0 times during Fiscal 2015; the Audit Committee met six times and acted by written consent 0  times during Fiscal 2015; the Compensation Committee met twelve times and acted by written consent four times during Fiscal 2015; and the Nominating and Corporate Governance Committee met three times and acted by written consent  0 times during Fiscal 2015.  Additionally, a special committee of the Board met one time a financing committee of the Board met two times during Fiscal 2015.

Director Attendance at the Annual Meeting: We believe the Annual Meeting provides a good opportunity for our directors to hear any feedback that our stockholders may desire to share with the Company and our Board. As a result, we encourage our directors to attend our Annual Meetings. We reimburse our directors for the reasonable expenses they may incur in attending the Annual Meeting.

Executive Sessions: Executive sessions of our independent directors are held at each regularly scheduled meeting of our Board and at other times they deem necessary.  Our Board’s policy is to hold executive sessions both with and without the presence of management.  Our Board committees also generally meet in executive session at the end of each committee meeting.

Consideration of Director Nominees

General. In evaluating nominees for membership on our Board, our Nominating and Corporate Governance Committee applies our Board membership criteria set forth in our Corporate Governance Guidelines. Under these criteria, the Committee takes into account many factors, including an individual’s business experience and skills (including skills in core areas such as operations, management, technology, accounting and finance, capital markets and strategic planning), as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity and ability to represent the best interests of the Company’s stockholders. In addition, the Nominating and Corporate Governance Committee will also consider the ability of the nominee to commit sufficient time and attention to the activities of our Board, as well as the absence of any potential conflicts with the Company’s interests. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Our Board does not have a formal policy with respect to diversity of nominees. Rather, our Nominating and Corporate Governance Committee considers Board membership criteria as a whole and seeks to achieve diversity of occupational and personal backgrounds on our Board. Our Board is responsible for selecting candidates for election as directors based on the recommendation of the Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee and Board of Directors regularly assesses the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential nominees who may come to the attention of the Committee through current Board members, professional search firms, stockholders or other persons. Each potential nominee brought to the attention of the Committee, regardless of who recommended such potential nominee, is considered on the basis of the criteria set forth in our Corporate Governance Guidelines.

Stockholder Nominees. The Nominating and Corporate Governance Committee will review a reasonable number of candidates for director recommended by a single stockholder who has held over 2.0% of the Company’s common stock for over one year and who satisfies the notice, information and consent provisions set forth in the Company’s  Amended and Restated Bylaws. Our Board will use the same evaluation criteria and process for director nominees recommended by stockholders as it uses for other director nominees. There has been no change to the procedures by which stockholders may recommend nominees to our Board. For information concerning stockholder proposals, see “Stockholder Proposals for 2016 Annual Meeting” below in this Proxy Statement.

EXECUTIVE OFFICERS

The following persons are our executive officers and key employees and hold the positions set forth opposite their names as of September 25, 2015.

Name	Age	Position with Pacific DataVision
Brian D. McAuley	74	Chairman of the Board
Morgan E. O’Brien	70	Vice Chairman of the Board
John C. Pescatore	51	Chief Executive Officer, President and Director
Timothy Gray	45	Chief Financial Officer
Frank Creede	57	Chief Technical Officer
Leon Frazier	68	Chief Sales and Marketing Officer
Richard E. Rohmann	70	Executive Vice President and Secretary
Thomas Sidman	60	Chief Legal Officer
Robert Schwartz	49	Chief Strategy and Development Officer

See the section entitled “Board of Directors Information” above, for a description of the business experience and educational background of Messrs. McAuley, O’Brien and Pescatore.

Timothy Gray. Mr. Gray joined the Company as Chief Financial Officer in June 2014. From November 2011 to May 2013, Mr. Gray served as Senior Vice President and Chief Financial Officer of MedImmune, Inc. and then served as Senior Vice President of Finance for MedImmune’s Specialty Care Group until November 2013. Mr. Gray also served in various other finance roles at MedImmune since April 2008. Prior to joining MedImmune, Mr. Gray served in finance positions at AOL and Nextel and started his career at Deloitte &  Touche LLP. He is also a member of the Audit Committee of the Children’s Inn at the National Institutes of Health. Mr. Gray holds a BBA in Accounting from the University of Notre Dame and is a certified public accountant.

Frank Creede. Mr. Creede has served as our Chief Technical Officer since 2003. He has our led the strategy, development and operation of our enterprise focused, carrier grade, mobile applications and cloud services. Mr. Creede is a former board member of the San Diego Tech Coast Angels and an angel investor in over 10 Southern California emerging high tech companies. From 1986 to 2002, Mr. Creede was the Chairman, President and Chief Executive Officer of Logic Innovations, Inc., which he founded and which was acquired by Xyratex Ltd. in 1999. He also founded Staffing Innovations, LLC, a technical contract outsourcing business in 1997, which was acquired in 2012. Mr. Creede is a volunteer mentor at the Chairman’s Roundtable, and a volunteer on the CommNexus NextStage committee. He holds a Bachelor’s of Science Degree in Electrical Engineering from UC Davis and he has completed coursework for the MBA program at San Diego State University.

Leon Frazier. Mr. Frazier became our Chief Sales and Marketing Officer in June 2014. Prior to joining us, he conducted an independent consulting practice beginning May 2012. In April 2010, he was recruited to start Bloomberg Government Sales and Marketing as Head of Sales and served in that role until May 2012. Mr. Frazier previously served in various roles for Sprint Corporation, including Vice President of Public Sector Business (which included State and Local Government, Education, Utilities, Healthcare and Federal Government), and Senior Vice President of Enterprise and Public Sector (which also included construction, manufacturing, professional services and distribution) and Senior Vice President of Enterprise and Public Sector, from September 2005 until his retirement from Sprint in 2008. Prior to joining Sprint, Mr. Frazier was Vice President of Public Sector at Nextel, which position he held since 2001 after joining Nextel in 1997.  During his tenure at Nextel, he designed and implemented a corporation accounts program which was responsible for sales to 375 of the Fortune 500. Mr. Frazier has more than 33 years of experience in the telecommunications industry, starting in 1981 at RCA where he was a Senior Vice President with subsequent positions at General Electric and Mitel Business Telephone Systems where he was Vice President and General Manager of the North American Division. Mr. Frazier graduated from Virginia Commonwealth University in 1971 with a Bachelor’s Degree in Business Management.

Richard E. Rohmann. Mr. Rohmann is one of our co-founders and is our Secretary and Executive Vice President focused on the development of our technology platform, and has filled such roles since 2004. Mr. Rohmann previously served as a director on our Board from 2004 until May 2014. Mr. Rohmann was also our President from 1997 until 2003. He designed and developed our first two commercial software products. Mr. Rohmann created the database schema and user interface for the first commercial version of our series of telecommunications services that enable wireless PTT dictation and documentation from mobile phones. He is a co-inventor on our six granted U.S. and two international patents and several pending patents. Before co-founding our Company, he served for nine years as Vice President of Operations and Vice President of Asset Management for The Lomas Santa Fe Group, a privately held real estate owner/developer. Prior to that, he served as Vice President and Chief Operating Officer of HomeVest Real Estate Securities, and President of HHC Mortgage Corporation and HHC Management Company, which are real estate syndication affiliates of the former Home Federal S & L. His military service includes 4-1/2 years as an Aircraft Maintenance Officer in the

United States Air Force. He holds an MBA in finance from San Diego State University and a Bachelor’s degree in Zoology, Mathematics, and Chemistry from the University of Colorado, which he attended as a Boettcher Scholar.

Thomas Sidman. Mr. Sidman joined the Company as our Chief Legal Officer in June 2015. Prior to joining our Company, from 2009 to June 2015, and from 2003 to 2006, Mr. Sidman provided business and strategic consulting and advisory services to domestic and international telecommunications companies. He was a co-founder and served as a senior executive for Cyren Call Communications Corporation from 2006 to 2009. Cyren Call’s principal mission and focus was advocating for and architecting a nationwide advance generation mobile wireless broadband network for priority use by public safety personnel in the United States. Mr. Sidman served as General Counsel of Nextel from October 1994 until early 2001, and thereafter served as Senior Legal Advisor to Nextel until April 2003. Mr. Sidman obtained his undergraduate degree from the University of Virginia with a Bachelor’s  Degree in Economics and Psychology. He received his law degree from The University of Virginia School of Law and subsequently, his graduate business degree from The George Washington University.

Robert Schwartz.  Mr. Schwartz joined the Company as Chief Strategy & Development Officer in August 2015.  Prior to joining our Company, beginning in October 2013, Mr. Schwartz served as CEO of STI Brasil, LLC, a company focused on developing shared fiber infrastructure for wireless operators in Brazil.  Prior to STI, from November 2009 to September 2013, Mr. Schwartz served as Managing Director of Unison Site Management, during which Unison acquired and managed cell site easements throughout the United States and sold its site portfolio to American Tower.  From June 2006 to October 2009, Mr. Schwartz was Managing Partner of Woodmont Partners LLC, a strategic consultancy to telecom, media and technology companies including software, mobile and cable companies.  Earlier Mr. Schwartz was Executive Vice President of IDT Telecom form 2001 to 2006, and led Corporate Development, Product Management, and mobile division.  In 1996, Mr. Schwartz joined The Associated Group to launch Teligent, and became Teligent’s Senior Vice President of Corporate Development, leading functions including strategy, capital markets, investor relations and M&A activities through the startup, initial public offering, and the sale of Liberty Media.  Mr. Schwartz also served as Director of Corporate Development at Nextel where he was responsible for support key strategy, M&A, and capital markets initiatives, including the strategic investment in the company by Craig McCaw’s Eagle River in 1996.  Mr. Schwartz hold an MBA from the Wharton School at the University of Pennsylvania and a Bachelor’s Degree in Business Administration from George Washington University’s School of Governmental Business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock by (i) each of our directors and director nominees, (ii) each of our named executive officers named in the Summary Compensation Table under “Executive Compensation,” (iii) all our directors, director nominees and executive officers as a group, and (iv) each person or group known by us to own more than 5% of our common stock. The percentages reflect beneficial ownership, as determined in accordance with the SEC’s rules, as of September 6, 2015 and are based on 14,291,375 shares of common stock outstanding as of September 6, 2015. Except as noted below, the address for all beneficial owners in the table below is 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424.

	Amount and
	Nature of
	Beneficial	Percent of
Name of Beneficial Owner	Ownership(1)	Class
Directors and Executive Officers:
Brian D. McAuley(2)	415,652	2.90%
Morgan E. O’Brien(3)	144,184	1.00%
John C. Pescatore(4)	143,188	1.00%
Andrew Daskalakis(5)	63,953	*
Peter G. Schiff(6)	231,538	1.62%
John C. Sites(7)	35,506	*
T. Clark Akers(8)	4,250	*
All directors, director nominees and executive officers as a group (12 persons)	1,160,748	7.91%
5% or more Stockholders (not disclosed above):
Cerberus Capital Management, L.P.(9)	3,373,382	23.60%
FIE II LLC(10)	1,500,000	10.50%
Owl Creek Asset Management L.P.(11)	1,714,701	12.00%
Great American(12)	1,112,500	7.78%
Credit Suisse Securities (USA) LLC(13)	972,000	6.80%
Claren Road(14)	955,300	6.68%

*	Represents less than 1% of the number of shares of our common stock outstanding as of September 6, 2015.
(1)

We determined the number of shares of common stock beneficially owned by each person in accordance with the rules promulgated by the SEC, based on information obtained from Company records and filings with the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options, warrants or restricted stock units held by that individual or entity that are either currently exercisable or became exercisable within 60 days from September 6, 2015 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

(2)

Includes 11,305 shares of common stock held by certain trusts for the benefit of Mr. McAuley’s children of which Mr. McAuley is the trustee and 2,336 shares held by Mr. McAuley’s spouse. Includes an option to purchase 33,750 shares of common stock that is exercisable as of June 10, 2015 at an exercise price of $20.00 per share, with the remainder of the options vesting in three equal annual installments of 33,750 shares. Excludes an option to purchase 65,000 shares of common stock at an exercise price of $25.00 per share, which vests in four annual installments beginning on January 29, 2016.

(3)

Includes 7,549 restricted stock units, which are fully vested and which will settle on the earlier of (i) the termination of Mr. O’Brien’s employment with the Company or (ii) May 12, 2017. Includes an option to purchase 33,750 shares of common stock that is exercisable as of June 10, 2015 at an exercise price of $20.00 per share, with the remainder of the options vesting in three equal annual installments of 33,750 shares. Also includes an option to purchase 100,000 shares of common stock that are vested as of January 29, 2015 at an exercise price of $25.00 per share, with 65,000 additional shares subject to the option vesting in three annual installments beginning on January 29, 2016.

(4)

Includes outstanding options to purchase 12,985 shares of common stock at an exercise price of $13.25 per share, and 24,158 restricted stock units, which are fully vested and which will settle on the earlier of (i) the termination of Mr. Pescatore’s employment with the Company or (ii) May 12, 2017, respectively, and 1,809 shares of common stock held by certain of Mr. Pescatore’s children. In connection with the settlement of certain restricted stock units, 5,993 shares otherwise issuable upon settlement, were withheld to satisfy tax withholding obligations.  Includes an option to purchase 75,000 shares of common stock that is exercisable as of June 10, 2015 at an exercise price of $20.00 per share, with the remainder of the options vesting in three equal annual installments of 75,000 shares.

(5)

Includes (i) 21,920 shares of common stock held by Mr. Daskalakis, (ii) 37,033 shares of common stock held by AMK International, Inc. of which Mr. Daskalakis has shared dispositive and voting power and (iii) an option to purchase 5,000 shares of common stock held by Mr. Daskalakis at an exercise price of $20.00 per share, which is fully vested.

(6)

Includes (i) 36,089 shares of common stock held by Northwood Capital Partners, LLC, of which Mr. Schiff has shared dispositive and voting power, (ii) 179,027 shares of common stock held by Northwood Ventures, LLC of which Mr. Schiff has shared dispositive and voting power, (iii) 5,711 shares of common stock held by SK Partners, of which Mr. Schiff has shared dispositive and voting power and (iv) 5,711 shares of common stock held by Southfield Communications, of which Mr. Schiff has shared dispositive and voting power. Also includes an option to purchase 5,000 shares of common stock held by Mr. Schiff at an exercise price of $20.00 per share, which is fully vested.

(7)	Includes an option to purchase 5,000 shares of common stock held by Mr. Sites at an exercise price of $20.00 per share, which is fully vested.
(8)	Includes an option to purchase 2,500 shares of common stock at an exercise price of $20.00 per share, which is fully vested and 1,750 restricted stock units, which are fully vested.
(9)

Includes (i) 2,780,231 shares of common stock held by Cerberus Institutional Partners V, LP, (ii) 333,257 shares of common stock held by Cerberus International II Master Fund, LP, and (iii) 259,894 shares of common stock held by Cerberus Partners II, L.P. We have been informed by the stockholder that Stephen Feinberg, through one or more intermediaries, exercises sole voting and dispositive power over the shares held by Cerberus Institutional Partners V, L.P., Cerberus International II Master Fund, L.P. and Cerberus Partners II, L.P. The address for Cerberus Capital Management, L.P. is 875 Third Avenue, New York, New York 10022.

(10)

PIMCO BRAVO Fund II, L.P. is the sole member of FIE II LLC. PIMCO GP XII, LLC is the sole general partner of PIMCO BRAVO Fund II, L.P. Pacific Investment Management Company LLC, or PIMCO, is the sole manager of PIMCO GP XII, LLC and has ultimate voting and investment control over the shares held by FIE II LLC, but disclaims beneficial ownership except to the extent of its pecuniary interest therein. PIMCO is an indirect subsidiary of Allianz SE, which is a publicly held company in Germany. The address for FIE II LLC is 650 Newport Center Drive, Newport Beach, California 92660.

(11)

Includes 874,645 shares of common stock held by Owl Creek Overseas Master Fund, Ltd., 420,582 shares of common stock held by Owl Creek II, LP, 157,437 shares of common stock held by Owl Creek SRI Master Fund, LTD, 221,074 shares of common stock held by Owl Creek Credit Opportunities Master Fund, LP, and 40,963 shares of common stock held by Owl Creek I, LP, each of which are controlled by Owl Creek Advisors, LLC. Owl Creek Advisors, LLC, is the general partner of each of Owl Creek I, L.P., Owl Creek II, L.P., Owl Creek Overseas Master Fund, Ltd., Owl Creek SRI Master Fund, Ltd, and Owl Creek Credit Opportunities Master Fund, L.P. Owl Creek Asset Management, L.P. is the investment manager with respect to the shares of common stock held by each of Owl Creek I, L.P., Owl Creek II, L.P., Owl Creek Overseas Master Fund, Ltd., Owl Creek SRI Master Fund, Ltd, and Owl Creek Credit Opportunities Master Fund, L.P. Jeffrey A. Altman is the managing member of the general partner of Owl Creek Asset Management, L.P. and is the managing member of Owl Creek Advisors, LLC. We have been informed by the stockholder that Jeffrey A. Altman, Owl Creek Asset Management, L.P. and Owl Creek Advisors, LLC each disclaim any direct ownership of the shares held by the stockholders. The address for Owl Creek Asset Management, L.P. is 640 Fifth Avenue, 20th Floor, New York, NY 10019.

(12)

Includes (i) 687,500 shares of common stock held by Great American Insurance Company and (ii) 425,000 shares of common stock held by Great American Life Insurance Company. Each of Great American Life Insurance Company and Great American Insurance Company is a wholly owned subsidiary of American Financial Group, Inc. The board of directors of American Financial Group, Inc. consists of Carl H. Linder III, S. Craig Linder, Kenneth C. Ambrecht, John B. Berding, Joseph E. Consolino, Virginia C. Drosos, James E. Evans, Terry S. Jacobs, Gregory G. Joseph, William W. Verity and John Von Lehman who exercise voting and investment control over the shares held by the stockholder. The address for Great American is 301 East 4th Street, Cincinnati, Ohio 45202.

(13)

We have been informed by the stockholder that Robert Franz, Robert MacNaughton and Ken Hoffman each share voting and dispositive power over the shares held by Credit Suisse Securities (USA) LLC. The address for Credit Suisse Securities (USA) LLC is 11 Madison Avenue, New York, NY 10010.

(14)

Includes (i) 511,862 shares of common stock held by Claren Road Credit Master Fund, Ltd. and (ii) 443,438 shares of common stock held by Claren Road Credit Opportunities Master Fund, Ltd. Claren Road Asset Management, LLC serves as investment manager for each of Claren Road Credit Opportunities Master Fund, Ltd. And Claren Road Credit Master Fund, Ltd. We have been informed by the stockholder that each of Brian Riano, Sean Fahey, John Eckerson and Albert Marino share voting and dispositive power over the shares held by the stockholder. The address for Claren Road is 900 Third Avenue, 29th Floor, New York, New York 10022.

Changes in Control:  We are not aware of any or a party to arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control.

Section 16(a) Beneficial Ownership Reporting Compliance: Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons. Based solely on a review of copies of reports provided to the Company pursuant to Rule 16a-3(e) of the Exchange Act and representations of such reporting persons, the Company believes that during Fiscal 2015, such SEC filing requirements were satisfied, with the exception of one late Form 4 filed by Stephen Feinberg on behalf of Cerberus Capital Management, L.P. on March 20, 2015, which was with respect to transactions that occurred on March 17, 2015 and March 19, 2015.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our compensation plans under which our equity securities are authorized for issuance as of March 31, 2015:

	Number of Shares			Number of Shares
	to be Issued			Remaining
	Upon Exercise of		Weighted-Average	Available for Future
	Outstanding		Exercise Price of	Issuance
	Stock Options and		Outstanding Stock	Under Equity
	Restricted Stock Units		Options	Compensation Plans
Equity compensation plans approved by security holders	1,553,452	(1) (2)	$20.73	450,901
Equity compensation plans not approved by security holders	—		—	—

(1)Includes our 2004, 2010 and 2014 stock plans.

(2)Includes 128,001 restricted stock units.

EXECUTIVE COMPENSATION

The following tables summarize information concerning the compensation awarded to, earned by, or paid for services rendered in all capacities by our named executive officers during Fiscal 2015 (the period ended March 31, 2015) and Fiscal 2014 (the period ended March 31, 2014).  As an emerging growth company, our named executive officers include John C. Pescatore, our principal executive officer, and Brian D. McAuley and Morgan E. O’Brien, our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at the end of Fiscal 2015.  In addition, as an emerging growth company, we have elected to comply with reduced compensation disclosure requirements permitted under the JOBS Act.  As a result, we have not included a compensation discussion and analysis section discussing the compensation of our executive officers or proxy proposals seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.

Historically, we have been engaged in the development and sale of wireless communications applications. In June 2014, we completed a private placement financing in which we raised net proceeds of approximately $202.0 million to fund our acquisition of spectrum licenses and certain other assets from Sprint Corporation and to deploy of a nationwide dispatch network.  In September 2014, we secured the necessary FCC approvals and completed our acquisition of the spectrum licenses and related assets from Sprint for $100 million, including $90 million in cash and $10 million in shares of our common stock (the “Spectrum Closing”).  In February 2015, we became a public reporting company and listed our common stock for trading on the NASDAQ Stock Market.  We are now focused on deploying our dispatch network in 20 major metropolitan areas throughout the United States and pursuing our initiatives to enhance the value of our spectrum assets, including the Joint Petition for Rulemaking we and the Enterprise Wireless Alliance filed with the FCC proposing a realignment of a portion of the 900MHz spectrum from narrowband to broadband.

Our Compensation Committee reviews and approves all compensation decisions relating to our executive officers, including our named executive officers, and oversees and administers our executive compensation program.  Given the significant changes in our business plan and operations and our transition from a private company to a public reporting company, our Compensation Committee made a number changes to enhance and strengthen our executive compensation program during Fiscal 2015.  In addition, our independent directors acting as a Special Committee established by the Board of Directors effectively served as the compensation committee and approved a number of decisions during Fiscal 2015 in connection with the recapitalization of the Company and our June 2014 private placement financing.

Our Compensation Committee is focused on designing a compensation program that attracts, retains, and incentivizes talented executives, motivates them to achieve our key financial, operational, and strategic goals, and rewards them for superior performance. It is also focused on ensuring that our compensation program aligns our executive officers’ interests with those of our stockholders by rewarding their achievement of specific corporate and individual performance goals.  In early 2015, the Compensation Committee retained Arthur J. Gallagher & Co. to provide it with compensation advice and to evaluate the severance plan terms offered to executive officers in newly public companies similar to the Company.  In August 2015, the Compensation Committee retained Pearl Meyer & Partners, as its independent compensation consultant, to assist it in evaluating and formulating the Company’s executive compensation program for Fiscal March 31, 2016.

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each named executive officer for Fiscal 2015 and Fiscal 2014.  This table does not include medical, group life insurance, or other benefits which are available generally to all of our salaried employees.

					Stock	Option	All Other
		Salary		Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)		($)	($)(1)	($)(1)	($)	($)
Brian D. McAuley,	2015	155,915	(2)	—	—	1,744,250	101,426 (3)	2,001,591
Chairman of the Board	2014	48,000		—	—	—	—	48,000

Morgan E. O’Brien	2015	161,410	(2)	—	150,980 (5)	2,660,250	—	2,972,640
Vice Chairman (6)	2014	—		—	—	—	—	—

John C. Pescatore,	2015	312,500	(2)	35,000 (4)	483,160 (5)	2,553,000	303,767 (3)	3,687,427
President and Chief	2014	200,000		—	—	—	—	200,000
Executive Officer

(1)	These amounts represent the grant date fair value of equity-based awards granted by the Company determined in accordance with FASB ASC Topic 718.
(2)

In connection with the completion of the June 2014 private placement, Messrs. McAuley’s base salary was increased to $200,000 per year effective as of July 1, 2014, Mr. O’Brien’s base salary was set at $200,000 per year effective as of June 10, 2014 and Mr. Pescatore’s base salary was increased to $350,000 per year effective as of July 1, 2014.

(3)

Represents the payment of deferred compensation.  Due to the Company’s constrained financial resources, these executives deferred compensation in prior fiscal years.  The Company paid this deferred compensation in September 2014 following the Spectrum Closing.

(4)

Represents a bonus of 10% of Mr. Pescatore’s base salary for submission and filing of the Company’s registration statement on Form S-1 that was declared effective on January 26, 2015. The investors in the June 2014 private placement negotiated this incentive bonus to incentivize the Company’s management team to help the Company complete the process of becoming a public reporting company.

(5)

Represents the issuance of fully-vested restricted stock units for 7,549 and 24,158 shares of common stock issued to Messrs. O’Brien and Pescatore, respectively, in May 2014 in connection with the recapitalization of the Company that occurred prior to the June 2014 private placement.  Neither Messrs. O’Brien nor Pescatore had received any equity awards for their service to the Company in Fiscal 2014.

(6)	Mr. O’Brien accepted a position with the Company as the Vice Chairman in May 2014. Prior to that time, Mr. O’Brien served as a non-employee member of our Board since April 2012.

Narrative to Summary Compensation Table

During Fiscal 2014, due to its constrained financial resources, the Company did not provide any compensation to its executive officers, including the named executive officers, other than base salaries. On May 14, 2014, our independent directors acting as a Special Committee established by our Board approved a compensation program for our named executive officers for Fiscal 2015 as described below in contemplation of the Company’s June 2014 private placement financing.  The compensation program was contingent upon and did not become effective until the completion of the June 2014 private placement financing.

The compensation program established for the Company’s executive officers consisted of the following elements:

Base Salary: The base salaries of our named executive officers depend on their job responsibilities, the market rate of compensation paid by companies in our industry for similar positions, our financial position, and the strength of our business. Base salaries provide a fixed means of compensation in order to attract and retain talent.

Performance-Based Cash Awards: As part of the Company’s executive compensation program, our executive officers and other key employees are eligible to participate in a performance-based cash award program for company and individual performance and to reinforce corporate goals and strategic initiatives. The annual performance-based cash awards are based on the achievement of corporate and individual performance metrics approved by the Compensation Committee. Following the end of each fiscal year, the Compensation Committee is responsible for determining the bonus amount payable to the executive officer based on the achievement of the corporate and individual performance metrics established for such executive.

Long-Term Equity Awards:  Equity ownership by our executive officers and key employees encourages them to create long-term value and aligns their interests with those of our stockholders. As a result, the Special Committee issued stock options to our executive compensation program provides for the issuance of stock options under our 2014 Stock Plan.

Specifically, the Special Committee or the Compensation Committee approved the following compensation during Fiscal 2015 for our named executive officers:

Brian D. McAuley, Chairman: Mr. McAuley’s salary was increased from $48,000 to $200,000 effective as of July 1, 2014, and his target bonus eligibility was set at 75% of his base salary in connection with the June 2014 private placement. Additionally, in connection with the June 2014 private placement, he was granted a stock option to purchase 135,000 shares of our common stock with an exercise price equal to $20.00 per share. 25% of the option shares vested on June 10, 2015, and the remainder of the option shares will vest in three equal annual installments thereafter. On January 29, 2015, Mr. McAuley was granted a stock option to purchase 65,000 shares of our common stock with an exercise price equal to $25.00 per share. 25% of the option shares will vest on January 29, 2016 and the remainder of the option shares will vest in three annual installments thereafter. The grants were made pursuant to our 2014 Stock Plan.

Morgan E. O’Brien, Vice Chairman: Mr. O’Brien’s salary was increased from $0 to $200,000 effective as of June 10, 2014, and on April 1, 2015, his salary was increased to $300,000. His target bonus eligibility was set at 75% of his base salary in connection with the June 2014 private placement. Additionally, in connection with the June 2014 private placement, he was granted a stock option to purchase 135,000 shares of our common stock with an exercise price equal to $20.00 per share. 25% of the option shares will vest on June 10, 2015, and the remainder of the option shares will vest in three equal annual installments thereafter. On January 29, 2015, Mr. O’Brien was granted a stock option to purchase 165,000 shares of our common stock with an exercise price equal to $25.00 per share. 100,000 of the option shares vested upon grant, 25% of the remaining 65,000 option shares will vest on January 29, 2016 and the remainder of the option shares will vest in three annual installments thereafter. The grants were made pursuant to our 2014 Stock Plan.

John C. Pescatore, President and Chief Executive Officer: Mr. Pescatore’s salary was increased from $200,000 to $350,000 effective as of July 1, 2014, and his target bonus eligibility was set at 100% of his base salary, in connection with the June 2014 private placement. Additionally, in connection with the June 2014 private placement, Mr. Pescatore was granted a stock option to purchase 300,000 shares of our common stock with an exercise price equal to $20.00 per share. 25% of the option shares vested on June 10, 2015, and the remainder of the option shares will vest in three equal annual installments thereafter. The grants were made pursuant to our 2014 Stock Plan.

Additionally, pursuant to the terms of the registration rights agreement we entered into with the investors who participated in the June 2014 private placement financing, Mr. Pescatore received a bonus from the Company in the amount of $35,000 (10% of his base salary during Fiscal 2015) because of the submission and filing of the registration statement that was declared effective on January 26, 2015.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding equity awards held by our named executive officers at March 31, 2015.

	Number of Securities
	Underlying	Number of Securities
	Unexercised	Underlying Unexercised			Option
	Options	Options (#)		Option	Expiration
Name	(#) Exercisable	Unexercisable		Exercise Price	Date
Brian D. McAuley	—	135,000	(1)	$20.00	6/10/2024
	—	65,000	(3)	$25.00	1/29/2025

Morgan E. O’Brien	—	135,000	(1)	$20.00	6/10/2024
	100,000	65,000	(2)	$25.00	1/29/2025

John C. Pescatore	12,985	—		$13.25	12/1/2020
	—	300,000	(1)	$20.00	6/10/2024

(1)	25% of the option shares vested on June 10, 2015, and the remainder of the option shares will vest in three equal annual installments thereafter.
(2)

100,000 of the option shares vested upon grant. 25% of the remaining 65,000 option shares will vest on January 29, 2016 and the remainder of the option shares will vest in three annual installments thereafter.

(3)	The option shares vest and become exercisable in four equal annual installments beginning on January 29, 2016.

Pension and Nonqualified Deferred Compensation

We do not provide any retirement payments or benefits, other than under our 401(k) Plan, nor do we sponsor or maintain any nonqualified defined contribution or deferred compensation plans.

Potential Payments upon Termination or Change in Control

The table below describes the potential payments or benefits to our named executive officers upon termination of employment by us without cause or for good reason (each as defined in the Executive Severance Plan), as if each executive’s employment terminated as of March 31, 2015. See “Severance Arrangements with our Named Executive Officers” below for additional information.

			Stock or
	Base		Option
	Salary	Health	Vesting	Other		Total
Name	($)(3)	($)	($)(1)	($)		($)
Brian D. McAuley	400,000	20,520	5,675,000	325,000	(2)	6,420,520
Morgan E. O’Brien	400,000	20,520	5,675,000	325,000	(2)	6,420,520
John C. Pescatore	700,000	20,520	9,000,000	725,000	(2)	10,445,520

(1)	Represents value of immediate vesting of unvested stock options.
(2)	Represents two times the target annual bonus and outplacement support.
(3)	Represents two times the base salary.

Severance Arrangements with our Named Executive Officers

Severance Plan Participation Agreement

On March 27, 2015, we entered into a Severance Plan Participation Agreement (the “Participation Agreement”) with our executive officers and certain key employees pursuant to our Executive Severance Plan (the “Severance Plan”) approved by our Compensation Committee. The Severance Plan establishes the amount of severance payments and benefits available in the event of a (i) termination of employment by the Company without Cause or by the participant for Good Reason and (ii) termination of employment by the Company without Cause or by the participant for Good Reason within six months before or within 24 months after a Change in Control (as defined in the Severance Plan).

The Severance Plan establishes three tiers of executives: Tier 1, Tier 2 and Tier 3. The Company’s Tier 1 executives are: Brian D. McAuley, Chairman of the Board; Morgan E. O’Brien, Vice Chairman of the Board; John C. Pescatore, President and Chief Executive Officer; and Tim Gray, Chief Financial Officer. The Company’s Tier 2 executives are: Frank Creede, Chief Technical Officer; Leon Frazier, Chief Sales and Marketing Officer; Richard Rohmann, Executive Vice President; Thomas Sidman, Chief Legal Officer, Robert Schwartz, Chief Strategy Officer; Steven J. Schreiber, Vice President – Business Operations; and Laura Politi, Vice President – Human Resources. There are no Tier 3 executives at this time.

Upon termination of employment by the Company without Cause or by the participant for Good Reason, each (i) Tier 1 executive is eligible for a cash severance payment equal to 2.0 times the sum of the executive’s base salary plus target bonus, paid in installments over 24 months, plus a pro-rated target bonus for the fiscal year in which the termination occurs and (ii) Tier 2 executive is eligible for a cash severance payment equal to 1.5 times the sum of the executive’s base salary plus target bonus, paid in installments over 18 months, plus a pro-rated target bonus for the fiscal year in which the termination occurs. Additionally, for equity awards granted prior to February 18, 2015 (the “Effective Date”), each Tier 1 and Tier 2 executive will receive full accelerated vesting of such equity awards and a 2-year time period to exercise any stock options included in such equity awards. For equity awards granted after the Effective Date, each Tier 1 and Tier 2 executive will receive pro-rated accelerated vesting of such equity awards and a 9-month time period to exercise any stock options included in such equity awards.

Upon termination of employment by the Company without Cause or by the executive for Good Reason within 6 months before or within 24 months after a Change in Control (as defined in the Severance Plan), each (i) Tier 1 executive is eligible for a cash severance payment equal to 2.0 times the sum of the executive’s base salary plus target bonus, paid in a lump sum, plus a pro-rated target bonus for the fiscal year in which the termination occurs and (ii) Tier 2 executive is eligible for a cash severance payment equal to 1.5 times the sum of the executive’s base salary plus target bonus, paid in a lump sum, plus a pro-rated target bonus for the fiscal year in which the termination occurs. In addition, each Tier 1 and Tier 2 executive will receive full accelerated vesting of all outstanding equity grants and a 2-year time period to exercise any stock options included in such equity awards.

The Severance Plan also provides for payment of health benefits continuation for a maximum of 18 months and outplacement services for a maximum of 12 months and $25,000 for Tier 1 and Tier 2 executives.

Any future Tier 3 executives will be eligible for cash severance, equity acceleration and health benefits in an amount to be determined by the Compensation Committee.

Further, pursuant to the terms of the Severance Plan Participation Agreements, any existing employment or severance agreement between the Company and the participant is immediately terminated and replaced with the provisions of the Severance Plan, subject to limited exceptions required to comply with the requirements of Internal Revenue Code Section 409A. As of the Effective Date, the Company had employment agreements with its President and Chief Executive Officer, John C. Pescatore, its Chief Technical Officer, Frank Creede, and its Executive Vice President and Secretary, Richard Rohmann. Each Severance Plan Participation Agreement also provides that any equity award agreements held by a participant as of the Effective Date are amended to provide that the terms “Cause,” “Change in Control,” “Disability” and “Good Reason” as defined in the Severance Plan shall govern the outstanding equity award agreements.

“Cause” as defined in the Severance Plan means (i) the willful and continued failure of the participant to perform substantially the participant’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), as determined by the Board of Directors with respect to any Tier 1 executive and as determined by the Company’s Chief Executive Officer with respect to any Tier 2 or 3 executive no earlier than 30 days after a written demand for substantial performance is delivered to the participant, which specifically identifies the manner in which the Company believes that the participant has willfully and continuously failed to perform substantially the participant’s duties with the Company (provided, however, that with respect to any Tier 1 executive, the failure to achieve individual or Company-based performance goals, budgets or targets shall not be deemed to be a failure of the participant to perform his or her duties for purposes of this definition of Cause); (ii) the willful engaging by the participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or participant’s ability to perform his or her duties with the Company; (iii) conviction (including a plea of guilty or no lo contendere) of a felony; or (iv) a material breach of the restrictive covenants in Section 6(b) of the Severance Plan subject to the cure provisions provided in Section 6(b) of the Severance Plan.

“Good Reason” as defined in the Severance Plan means, without the participant’s consent, (i) a material diminution in the participant’s base salary, other than a material diminution that results from a determination by both the President/CEO and the Chairman that the Company’s financial condition is such that a reduction in compensation is appropriate and the reduction is applied uniformly to all Company officers; (ii) a material diminution in the participant’s authority, duties, or responsibilities, which shall include (A) with respect to any participant who is a member of the Board of Directors, any failure of the Board of Directors to appoint or the stockholders of the Company to elect such participant as a member of the Board of Directors, or any removal of participant from the Board of Directors for reasons other than Cause, and (B) with respect to any participant who is a Tier 1 executive, following a Change in Control, a material change in the Company’s long-term business plan or its strategy to increase the value of its FCC licenses; or (iii) any requirement that the participant relocate, by more than 50 miles, the principal location from which the participant performs services for the Company immediately prior to the termination of employment or the occurrence of the Change in Control.

Employee Benefit Plans

2014 Stock Plan

Our 2014 Stock Plan was adopted by our Board of Directors on May 12, 2014 and approved by our stockholders or May 30, 2014.  Initially, 1,200,000 shares of our common stock were authorized and reserved for issuance under our 2014 Stock Plan. This reserve automatically increased on January 1, 2015 and will automatically increase each subsequent anniversary through January 1, 2024 by an amount equal to the smaller of 5% of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or a lesser amount determined by our Board of Directors. Accordingly, 623,651 shares of common stock were added to our 2014 Stock Plan on January 1, 2015 and were made available for future issuance under the 2014 Stock Plan.

Appropriate adjustments will be made in the number of authorized shares and other numerical limits in our 2014 Stock Plan and in outstanding awards to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to awards granted under our 2014 Stock Plan which expire, are repurchased or are cancelled or forfeited will again become available for issuance under our 2014 Stock Plan. The shares available will not be reduced by awards settled in cash. Shares withheld to satisfy tax withholding obligations will not again become available for grant. The gross number of shares issued upon the exercise of stock appreciation rights or options exercised by means of a net exercise or by tender of previously owned shares will be deducted from the shares available under our 2014 Stock Plan.

Awards may be granted under our 2014 Stock Plan to our employees, including officers, directors or consultants, and our present or future affiliated entities. While we may grant incentive stock options only to employees, we may grant nonstatutory stock options, stock appreciation rights, restricted stock purchase rights or bonuses, restricted stock units, performance shares, performance units and cash-based awards or other stock-based awards to any eligible participant.

The 2014 Stock Plan is administered by our Compensation Committee. Subject to the provisions of our 2014 Stock Plan, the Compensation Committee determines, in its discretion, the persons to whom, and the times at which, awards are granted, as well as the size, terms and conditions of each award. All awards are evidenced by a written agreement between us and the holder of the award. The Compensation Committee has the authority to construe and interpret the terms of our 2014 Stock Plan and awards granted under our 2014 Stock Plan.

Except to the extent different treatment is provided for pursuant to the terms of our Severance Plan, in the event of a change in control as described in our 2014 Stock Plan, our Compensation Committee may provide generally for one of three effects on awards:

•

Accelerated vesting: in its discretion, our Compensation Committee may provide for acceleration of the exercisability, vesting and/or settlement in connection with a change in control of each or any outstanding award or portion thereof and shares acquired pursuant thereto.

•

Assumption, continuation or substitution: the acquirer may, without the consent of any awardee, assume or continue our Company’s rights and obligations under each or any outstanding award or portion thereof immediately prior to the change in control or substitute a substantially equivalent award with respect to the acquirer’s stock.

•

Cash-out of outstanding stock-based awards: our Compensation Committee may, without the consent of any awardee, determine that each or any award denominated in shares of common stock or portion thereof outstanding and not previously exercised or settled shall be cancelled in exchange for a payment with respect to each vested share in cash, stock or other property.

From May 14, 2014 through March 31, 2015, we awarded certain employees and contractors of the Company options to purchase 1,390,957 shares of our common stock under our 2014 Stock Plan with exercise prices of $20.00 to $46.23 per share with 25% of the option shares vesting on the first anniversary of the applicable grant date and the remainder of the option shares vesting in three equal annual installments thereafter. On May 3, 2015, the Company issued options to purchase 30,250 shares of our common stock with an exercise price of $49.16 per share with 25% of the option shares vesting on the first anniversary of the applicable grant date and the remainder of the option shares vesting in three equal annual installments thereafter. We also issued a grant of 1,750 restricted stock units during the three months ended September 30, 2014.

2010 Stock Plan

Our 2010 Stock Plan was adopted by our Board of Directors and approved by our stockholders. Under the 2010 Stock Plan, there were 49,505 stock options and 126,251 restricted stock units outstanding as of March 31, 2015. After the effective date of our 2014 Stock Plan, we do not currently intend to grant any additional awards under our 2010 Stock Plan.

2004 Stock Plan

Our 2004 Stock Plan was adopted by our Board of Directors and approved by our stockholders. Under the 2004 Plan, there were options to purchase 8,336 shares of our common stock that are vested and outstanding as of March 31, 2015. After the effective date of our 2014 Stock Plan, we do not intend to grant any additional awards under our 2004 Stock Plan.

401(k) Plan

We implemented a 401(k) Plan effective in January 2003.  Our 401(k) plan does not provide for matching contributions by the Company.

DIRECTOR COMPENSATION

Narrative Discussion of the Director Compensation Table

Our directors play a critical role in guiding our strategic direction and overseeing the management of our Company. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors. The many responsibilities and risks and the substantial time commitment of being a director of a public company require that we provide adequate incentives for our directors’ continued performance by paying compensation commensurate with our directors’ workload. Our non-employee directors are compensated based upon their respective levels of Board participation and responsibilities, including service on Board Committees.  Messrs. McAuley, O’Brien and Pescatore, who are each employees of the Company, receive no separate compensation for their service as directors.

Our director compensation is overseen by the Compensation Committee, which makes recommendations to our Board of Directors on the appropriate structure for our non-employee director compensation program and the appropriate amount of compensation. Our Board of Directors is responsible for final approval of our non-employee director compensation program and the compensation paid to our non-employee directors.

Non-Employee Director Compensation

The following table summarizes information concerning the compensation awarded to, earned by, or paid for services rendered in all capacities by our non-employee directors during Fiscal 2015 (the period ended March 31, 2015).

		Fee Earned or	Stock	Option
		Paid in Cash	Awards	Awards
Name and Principal Position	Year	($)	($)(1)	($)(1)		Total ($)
T. Clark Akers	2015	55,000 (2)	35,000 (3)	21,275	(4)	111,275

Andrew Daskalakis	2015	35,000	—	42,550	(5)	77,550

Peter G. Schiff	2015	35,000	—	42,550	(5)	77,550

John Sites	2015	29,000	—	42,550	(5)	71,550

(1)	These amounts represent the grant date fair value of equity-based awards granted by the Company determined in accordance with FASB ASC Topic 718.
(2)	Includes a one-time payment of $15,000 paid to Mr. Akers in September 2014 upon his initial appointment as a member of the Board of Directors and as the chair of the Audit Committee.
(3)	Represents a fully-vested restricted stock unit for 1,750 shares of our common stock.
(4)	Represents a fully-vested stock option to purchase 2,500 shares of our common stock at an exercise price of $20.00 per share.
(5)	Represents a fully-vested stock option to purchase 5,000 shares of our common stock at an exercise price of $20.00 per share.

Consistent with the practice of private companies, we did not offer any compensation to our non-employee directors for their service prior to Fiscal 2015.  In connection with our June 2014 private placement, our Compensation Committee recommended and our Board approved a non-employee director compensation program consisting of the following elements:

Annual Cash Retainers: Our non-employee directors receive the following annual cash retainers:  $25,000 for service on the Board, $10,000 for service as the Audit Committee chair, $5,000 for service as the Compensation Committee chair, and $5,000 for service as the Nominating and Governance Committee chair.

Meeting Fees: The non-employee members of the Board receive a fee of $1,000 for each Board meeting they attend in person or participate in by telephone.  No meeting fees are paid to our non-employee directors for their attendance or participation in committee meetings.

Long-Term Equity Awards: For fiscal years after Fiscal 2015, our non-employee directors will receive an initial award of a stock option to acquire 5,000 shares of common stock upon joining our Board of Directors and, if they continue to serve as directors following each annual meeting of stockholders, a stock option for 5,000 shares of our common stock will be granted for each year they serve as directors. The exercise price of each stock option will be set at the fair market value of the Company’s common stock on the date of grant. Each stock option will be fully vested on the date of grant.

For Fiscal 2015, our continuing directors Messrs. Daskalakis, Schiff and Sites each received a fully-vested stock option in September 2014 to acquire 5,000 shares of common stock at an exercise price of $20.00 per share.  Mr. Akers, who joined the Board in Fiscal 2015 in connection with closing of our June 2014 private placement, received a fully-vested stock option for 2,500 shares of common stock at an exercise price of $20.00 per share, fully-vested restricted stock units for 1,750 shares of common stock and $15,000 in cash.

Reimbursement: Our directors are entitled to reimbursement for reasonable travel and lodging expenses for attending board and committee meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not engaged in any related party transaction since April 1, 2014 in which the amount involved exceeds $120,000 and in which any of our directors, executive officers or any holder of more than 5% of our common stock, or any member of the immediate family of any of these persons or entities controlled by any of them, had or will have a direct or indirect material interest, other than the compensation arrangements described in “Executive Compensation” and the transactions set forth below. All share and per share numbers reflect the 33.11451201-for-1 reverse stock split effective on June 10, 2014.

Conversion of Series AA Preferred Stock

In connection with the June 2014 private placement, all outstanding shares of our Series AA Preferred Stock (the only previously outstanding class of preferred stock) were converted into shares of our common stock on a one-for-one basis, including shares held by related parties consisting of 289,459 shares held by Mr. McAuley and his affiliates, 153,615 shares held by Mr. Schiff and his affiliates, 36,650 shares held by Mr. Daskalakis and his affiliates, 26,353 shares held by Mr. Sites, 2,599 shares held by Mr. Pescatore and his affiliates, 4,654 shares held by Mr. Creede and his affiliates, and 2,371 shares held by Mr. O’Brien.

Conversion of Series AA Warrants

In connection with the June 2014 private placement all outstanding warrants to purchase shares of our Series AA Preferred Stock which were previously issued in January 2011 in a recapitalization and financing transaction, were converted into 29,809 shares of our common stock (on a post reverse-split basis). These warrants had an exercise price of $26.49 per share, which was set to increase to $29.80 per share after January 6, 2015. The shares of our common stock issued pursuant to such conversion included 20,309  shares of our common stock issued to related parties, including 15,036 shares issued to Mr. McAuley, 3,557 shares issued to Mr. Schiff and his affiliates, 848 shares issued to Mr. Sites, 383 shares issued to Mr. Daskalakis and his affiliates, 272 shares issued to Mr. Creede, and 213 shares issued to Mr.  O’Brien.

June 2014 Private Placement

Certain officers and directors, and their affiliates purchased shares of our common stock in the June 2014 private placement for a purchase price of $20.00 per share. The number of shares purchased by each officer and director is as set forth below:

Shares of Common Stock
Purchased in June 2014
Name of Officer or Director	private placement
Frank Creede	2,500
Andrew Daskalakis	20,000
Peter G. Schiff(1)	50,000

(1)

Includes (i) 42,500 shares of common stock purchased by Northwood Ventures, LLC of which Mr. Schiff has shared and dispositive voting power and (ii) 7,500 shares of common stock purchased by Northwood Capital Partners, LLC, of which Mr. Schiff has shared and dispositive voting power.

Debt Obligations

To help support our operations prior to our June 2014 private placement, we secured a $3 million working capital line of credit with Mr. McAuley, our Chairman of the Board, of which $1,470,000 had been drawn down as of June 30, 2014. The line of credit was to expire June 30, 2015 and all borrowings earned interest at 10% per annum. After the Spectrum Closing, we paid off the outstanding principal and accrued interest on this line of credit, with $1.3 million of such repayment being made through the issuance of 65,000 shares of our common stock, valued for this purpose at $20.00 per share.

To raise funds to support our operations, we  also issued a promissory note, dated September 1, 2010, as amended March 31, 2011, in the principal amount of $540,000 to Mr. McAuley. This note earned interest at 10% per annum. No payments were due until June 30, 2015, at which point the entire balance of principal and accrued interest was to be due and payable on demand of Mr. McAuley. After the Spectrum Closing, we paid off the outstanding principal and accrued interest on this note in cash from the proceeds of the June 2014 private placement.

In connection with a recapitalization and financing transaction we completed in early 2011, we issued Convertible Notes to certain employees, including Messrs. McAuley, Pescatore, Creede and Rohmann, in consideration for the compensation these employees had agreed to defer in periods prior to the recapitalization and financing transaction.  The Convertible Notes earned interest of 10% per annum, and matured on June 30, 2015, unless converted into stock earlier upon the election of the holder. The outstanding balance on the Convertible Notes was $423,852 at June 30, 2014.  After the Spectrum Closing, we paid off the outstanding principal and accrued interest on each of the Convertible Notes in cash from the proceeds of the June 2014 private placement. Specifically, we paid $22,320.76, $211,653.94, $45,833.36 and $87,794.07 to Messrs. McAuley, Pescatore, Creede and Rohmann, respectively, to retire their Convertible Notes.

To raise funds to support our operations, we issued Redeemable Notes with contingently issuable detachable warrants in the amount of $475,491 and $541,465 during fiscal year 2014 and 2013, respectively. The Redeemable Notes earned interest at 10% per annum. The principal amount plus any accrued interest is payable on June 30, 2015. In connection with the June 2014 private placement the Redeemable Notes were amended on May 14, 2014 to provide that the Redeemable Notes would automatically be converted into that number of shares of our common stock equal to the sum of 140% of the outstanding principal on the Redeemable Notes plus outstanding interest divided by $20.00 per share upon the closing of our acquisition of the Spectrum Assets and the contingently issued detachable warrants would  not be issued. Following the Spectrum Closing, the Redeemable Notes were converted into 77,733 shares of our common stock in aggregate.  Messrs. McAuley, Daskalakis, Sites, Pescatore, O’Brien and Rohmann and/or their respective affiliated trusts or immediate family members each received in such conversion of their respective Redeemable Notes, 35,456, 1,920, 3,305, 383, 301 and 76 shares of our common stock, respectively.

We believe that each of the transactions set forth above was entered into on terms as fair as those that could be obtained from unaffiliated third parties.

Other Agreements with our Management

We have entered into severance plan participation agreements with our executive officers and certain of our employees, which contain severance benefits upon termination of employment under certain circumstances. See “Executive Compensation –Severance Arrangements with our Named Executive Officers” for a description of our executive severance plan. Additionally, we have entered into indemnification agreements with our executive officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Certain of our officers and directors are party to an Investor Rights Agreement, as amended May 30, 2014, which entitles the parties thereto to certain registration rights with respect to the equity securities of the Company which they hold and a right of first refusal with respect to certain issuances of equity securities by the Company.

May 2015 Registered Follow-On Offering

In May 2015, we completed a registered follow-on public offering of shares of our common stock resulting in the sale of 1,725,000 shares at a purchase price of $40.00 per share, which includes 225,000 shares sold pursuant to the underwriters’ exercise of their over-allotment option. Net proceeds were approximately $64.8 million after deducting underwriting discounts and commissions, and estimated offering expenses. Three of our holders who hold more than 5% of our outstanding common stock, Cerberus Capital Management, L.P., Owl Creek Asset Management, L.P. and American Financial Group, Inc. (Great American), purchased 500,000 shares, 110,000 shares and 62,500 shares, respectively, of our common stock in the follow-on offering.

Related Party Transaction Policy and Procedures

Pursuant to our code of business conduct, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, cannot enter into a related party transaction with us without the prior approval of our Audit Committee or our independent directors. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting the proposed agreement, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited, to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the Annual Meeting, our stockholders will vote on the election of seven (7) directors to serve until our 2016 Annual Meeting and until their respective successors are elected and qualified. Our Board has unanimously nominated each of our seven  (7) existing directors for election to our Board at the Annual Meeting.

Vote Required and Board Recommendation

Under our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the directors will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting assuming a quorum is present, which means that the seven director nominees receiving the highest number of “FOR” votes will be elected. If you hold your shares through a broker and you do not instruct the broker, bank, trustee or nominee on how to vote on this proposal, they will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of this proposal.

All of our nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute as the Company may designate, unless a contrary instruction is indicated in the proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR, AND SOLICITS PROXIES IN FAVOR OF, EACH OF OUR DIRECTOR NOMINEES.

Unless otherwise instructed, it is the intention of the persons named in the proxy card to vote shares represented by properly executed proxy cards for the election of each of our director nominees.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF PKF O’Connor Davies AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PKF O’Connor Davies as the Company’s independent registered public accounting firm to audit our financial statements for the fiscal year ending March 31, 2016.  At the Annual Meeting, we are asking our stockholders to ratify the appointment of PKF O’Connor Davies as our independent auditor because we value our stockholders’ views on the Company’s independent auditor, even though the ratification is not required by our Amended and Restated Bylaws or otherwise.  However, the Audit Committee will reconsider the appointment if it is not ratified by our stockholders at the Annual Meeting. In addition, even if our stockholders ratify the selection, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that a change would be in the best interests of the Company and its stockholders.

Representatives of PKF O’Connor Davies are expected to be present at the Annual Meeting, and will have the opportunity to make statements if they desire to do so and to respond to appropriate questions. Our Audit Committee appointed PKF O’Connor Davies to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2016 in August 2015.

Vote Required and Board Recommendation

If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of our independent registered public accounting firm. Abstentions will be counted as present for purposes of determining the presence of a quorum. Abstentions will not be considered as votes cast for or against this proposal and will therefore have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF PKF O’Connor Davies AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2016.

Audit Related Matters

Audit and Non-Audit Fees

The Audit Committee is responsible for approving the engagement of PKF O’Connor Davies as our independent registered public accounting firm for the fiscal year ending March 31, 2016.

The Audit Committee intends to meet with PKF O’Connor Davies on a quarterly or more frequent basis, as the Audit Committee had done with PKF O’Connor Davies in Fiscal Year 2015.  At such times, the Audit Committee has reviewed and will continue to review the services performed by PKF O’Connor Davies, as well as the fees charged for such services.

Principal Accountant Fees and Services

The following table shows the aggregate fees paid or accrued by the Company for the audit and other services provided by PKF O’Connor Davies for Fiscal 2015 and Fiscal 2014.

	2015	2014
Audit fees	$211,250	$32,500
Audit-related fees	—	—
Tax fees	15,000	3,900
Other fees	—	—
Total	$226,250	$36,400

Audit Fees. Audit fees consist of fees billed for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, and related services that are normally provided in connection with registration statements, including the registration statements for our June 2014 and January 2015 private placements, along with our initial public offering. Included in the fiscal year 2015 audit fees is $115,750 of fees billed in connection with our private placements and initial public offering.

Audit-Related Fees. There were no such fees incurred in Fiscal 2015 or Fiscal 2014.

Tax Fees. Tax fees consist of fees for professional services, including tax consulting and compliance performed by PKF O’Connor Davies.

All Other Fees. We did not incur any other fees in Fiscal 2015 or Fiscal 2014.

Policy on Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services of Independent Auditors

The Audit Committee has determined that all services provided by PKF O’Connor Davies to date are compatible with maintaining the independence of such audit firm. The charter of the Audit Committee requires advance approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by our independent registered public accounting firm, subject to any exception permitted by law or regulation.

REPORT OF THE AUDIT COMMITTEE

The following is the report of our Audit Committee with respect to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015, filed with the SEC on June 10, 2015 (the “Annual Report”). The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee currently consists of three directors, each of whom is an “independent director” as defined under the listing standards for the NASDAQ Stock Market and the rules and regulations of the SEC. The Audit Committee acts pursuant to a written charter that has been adopted by our Board. A copy of the charter is available on the Company’s website at www.pdvwireless.com.

Our Audit Committee oversees our financial reporting process on behalf of our Board. Management has the responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm, PKF O’Connor Davies, is responsible for expressing an opinion as to the conformity of our audited financial statements with accounting principles generally accepted in the United States of America.

Review with Management

The Audit Committee reviewed and discussed the audited financial statements with management of the Company.

Review and Discussions with Independent Accountants

The Audit Committee met with PKF O’Connor Davies to review the financial statements included in the Annual Report. The Audit Committee discussed with a representative of PKF O’Connor Davies the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee met with PKF O’Connor Davies, with and without management present, to discuss the overall scope of PKF O’Connor Davies’s audit, the results of its examinations and the overall quality of the Company’s financial reporting. The Audit Committee received the written disclosures and the letter from PKF O’Connor Davies required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committee Concerning Independence, and has discussed with PKF O’Connor Davies its independence, and satisfied itself as to the independence of PKF O’Connor Davies.

Conclusion

Based on the above review, discussions, and representations received, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal years ended March 31, 2015, 2014 and 2013, be included in the Company’s Annual Report and filed with the SEC.

The Audit Committee of the Board of Directors:

T. Clark Akers, Chair
Peter G. Schiff
John C. Sites

PROPOSAL THREE

TO AMEND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE OUR CORPORATE NAME TO “PDVWIRELESS, INC.”

General

On August 27, 2015, our Board approved, declared it advisable and in our Company’s best interest and directed that there be submitted to our stockholders for approval, the prospective amendment to Article I of our Amended and Restated Certificate of Incorporation to change our corporate name to pdvWireless, Inc. (the “Name Change Amendment”).

Reasons for the Name Change Amendment

Our Board believes that our corporate name, which was adopted when we were a private company and prior to expanding our direction and focus to become a leading wireless carrier dedicated to serving businesses (including critical infrastructure entities), should be more consistent with our business strategy.  Further, we currently conduct our business under the name “pdvWireless” under a “doing business as” status because it reflects our continuing focus on the wireless industry and the introduction of our two-way radio services that include cloud-based mobile work-force management solutions. As a result, we have determined to change our corporate name from “Pacific DataVision, Inc.” to “pdvWireless, Inc.”

Effect of Approval of the Name Change Amendment

If the Name Change Amendment is approved by stockholders, we intend to file a corresponding Amendment No. 1 to our Amended and Restated Certificate of Incorporation reflecting the approved amendment with the Delaware Secretary of State, and such Amendment will be effective on the date such Amendment is filed with the Delaware Secretary of State.

The description in this Proxy Statement of the proposed Name Change Amendment is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Form of Amendment No. 1 to the Amended and Restated Certificate of Incorporation attached to this Proxy Statement as Annex A.

If the proposed name change is approved, stockholders with certificated shares should continue to hold their existing share certificates. The rights of stockholders holding certificated shares under existing share certificates and the number of shares represented by those certificates will remain unchanged. Direct registration accounts and any new share certificates that are issued after the name change becomes effective will bear the name “pdvWireless, Inc.”

Our common stock currently trades on the NASDAQ Capital Market under the symbol “PDVW.” If the proposed name change is approved, our shares will continue to trade under this symbol. However, a new CUSIP number will be assigned to the common stock shortly following the name change.

Vote Required and Board Recommendation

If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of the amendment to our Amended and Restated Certificate of Incorporation to change our corporate name to “pdvWireless, Inc.” Abstentions will be counted as present for purposes of determining the presence of a quorum. Abstentions will not be considered as votes cast for or against this proposal and will therefore have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE approval of the amendment to our Amended and Restated Certificate of Incorporation to change our corporate name to “pdvWireless, Inc.”

OTHER MATTERS

The Company is not aware of any matter to be acted upon at the Annual Meeting other than the matters described in this proxy statement. However, if any other matter properly comes before the Annual Meeting, the proxy holders will vote the proxies thereon in accordance with their best judgment on such matter.

PROXY SOLICITATION

The Company will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies therefor. This Proxy Statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of shares of Common Stock.  The Company will pay reasonable expenses incurred in forwarding the proxy materials to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners.  In addition, the Company has hired Alliance Advisors, at an estimated cost of $8,500, plus reimbursement of reasonable expenses, to assist in the solicitation of proxies. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact, but they will not receive any additional compensation for these activities.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Stockholders interested in submitting a proposal for consideration at our 2016 Annual Meeting must do so by sending the proposal to our Corporate Secretary at Pacific DataVision, Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2016 Annual Meeting is June [3], 2016. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2016 Annual Meeting, any such stockholder proposal must be received by our Corporate Secretary on or before June [3], 2016, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our Amended and Restated Bylaws. Any stockholder proposal received after June [3], 2016, will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Amended and Restated Bylaws.

Our Amended and Restated Bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive offices not less than 90 days but not more than 120 days prior to the one-year anniversary of the date on of the 2015 Annual Meeting (i.e., November 4, 2016) and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2016 Annual Meeting, such a proposal must be received by the Company on or after July 7, 2016 but no later than August 5, 2016. If the date of the 2016 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the 2015 Annual Meeting, notice must be received no earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to such Annual Meeting or (ii) the 10th day following the day on which the public announcement of the date of such Annual Meeting is first made.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

We have adopted “householding,” a procedure approved by the SEC under which stockholders who share an address will receive a single copy of the Annual Report, Proxy Statement and Notice. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution of documents related to the Annual Meeting. If you reside at the same address as another Pacific DataVision, Inc. stockholder and wish to receive a separate copy of the Annual Meeting materials, you may do so by making a written or oral request to: Pacific DataVision, Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424, Attn: Corporate Secretary, telephone (973) 771-0300. Upon your request, we will promptly deliver a separate copy to you. The Annual Report and Proxy Statement are also available at http://www.viewproxy.com/pdvcorp/2015.

Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker directly. You may also write to: Continental Stock Transfer &  Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004, Attention: Kevin Jennings, and include your name, the name of your broker or other nominee, and your account number(s). Any stockholders who share the same address and currently receive multiple copies of the Annual Report, Proxy Statement and Notice who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or Pacific DataVision, Inc. at the contact information listed above, to request information about householding.

ANNUAL REPORT ON FORM 10-K

The Company filed an Annual Report on Form 10-K for the year ended March 31, 2015 with the Securities and Exchange Commission. A copy of the Company’s Annual Report on Form 10-K will also be made available (without exhibits), free of charge, to interested stockholders upon written request to Pacific DataVision, Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424, Attention: Corporate Secretary. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered to be proxy-soliciting material.

BY ORDER OF THE BOARD OF DIRECTORS

John C. Pescatore
Chief Executive Officer and President

October [2], 2015

Annex A

Form of Proposed Certificate of Amendment to our

Amended and Restated Certificate of Incorporation

CERTIFICATE OF AMENDMENT NO. 1

OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF PACIFIC DATAVISION, INC.

a Delaware Corporation

Pacific DataVision, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1.  That on August 27, 2015 resolutions were duly adopted by the Corporation’s Board of Directors setting forth, approving and adopting a proposed amendment to the Corporation’s Amended and Restated Certificate of Incorporation and declaring such amendment to be advisable and recommended for approval by the Corporation’s stockholders, and that such resolutions provide that:

Article I of the Certificate of Incorporation of the Corporation shall be amended in its entirety to read as follows:

The name by which the corporation is to be known is pdvWireless, Inc. (the “Corporation”).

2.  That such amendment was approved by the stockholders of the Corporation at the Corporation’s Annual Meeting of Stockholders held on November  4, 2015.

3.  The aforesaid amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.  Except as provided for above, the Amended and Restated Certificate of Incorporation of the Corporation shall remain unchanged.

This amendment shall become effective upon its filing with the Secretary of State of Delaware.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate of Amendment No. 1 to Amended and Restate Certificate of Incorporation of the Corporation this ___ day of _____ , 2015.

PACIFIC DATAVISION, INC.

By:
John C. Pescatore, President and Chief Executive Officer

PACIFIC DATAVISION, INC.

2015 Annual Meeting of Stockholders NOVEMBER 4, 2015 9:00 AM Eastern Standard Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Timothy Gray and Thomas Sidman, or either of them, as proxies, with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of PACIFIC DATAVISION, INC. that the undersigned is entitled to vote at the 2015 Annual Meeting of Stockholders to be held at 09:00 AM, EST on November 4, 2015, at Pacific DataVision, Inc., 3 Garret Mountain Plaza, Suite

401, Woodland Park, New Jersey 07424, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If any other business may properly come before the meeting, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) from whom authority to vote has been withheld.

All votes must be received by 11:59 P.M., Eastern Standard Time, November 3, 2015.

IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting:

The Annual Report & Proxy Statement are available at http://www.viewproxy.com/pdvcorp/2015.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

The Board of Directors recommends you vote FOR the following director nominees:

1. Election of Directors:	FOR	AGAINST	ABSTAIN
01 Brian D. McAuley	☐	☐	☐
02 Morgan E. O'Brien	☐	☐	☐
03 John C. Pescatore	☐	☐	☐
04 T. Clark Akers	☐	☐	☐
05 Andrew Daskalakis	☐	☐	☐
06 Peter Schiff	☐	☐	☐
07 John C. Sites	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2. and 3.:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Date: ______________________________, 2015

Signature: ______________________________

Signature (Joint Owners): ______________________________

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

CONTROL NUMBER

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.cesvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.